EXHIBIT 32.2

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
                              PURSUANT TO SECTION
                      906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the annual report of 110 Media Group, Inc. (the "Company") on Form 10-KSB/A for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on May ___, 2006 (the "Report"), I, Darren Cioffi, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                 /s/ Darren Cioffi
                                                 -------------------------------
                                                 Darren Cioffi
                                                 Chief Financial Officer
                                                 May ___, 2006

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.